SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

SPDR Index Shares Funds

OPERATIONAL ETFS

SPDR Portfolio Europe ETF

SPDR EURO STOXX 50® ETF

SPDR S&P® Emerging Asia Pacific ETF

SPDR S&P China ETF

SPDR Portfolio Emerging Markets ETF

SPDR S&P Emerging Markets Dividend ETF

SPDR Portfolio Developed World ex-US ETF

SPDR S&P International Small Cap ETF

SPDR Dow Jones International Real Estate ETF

SPDR S&P Global Infrastructure ETF

SPDR S&P Global Natural Resources ETF

SPDR MSCI ACWI ex-US ETF

SPDR Portfolio MSCI Global Stock Market ETF

SPDR MSCI ACWI Climate Paris Aligned ETF

SPDR MSCI EAFE StrategicFactors ETF

SPDR MSCI Emerging Markets StrategicFactors ETF

SPDR MSCI World StrategicFactors ETF

SPDR S&P Global Dividend ETF

SPDR S&P International Dividend ETF

SPDR S&P Emerging Markets Small Cap ETF

SPDR Dow Jones Global Real Estate ETF

SPDR S&P North American Natural Resources ETF

SPDR MSCI EAFE Fossil Fuel Reserves Free ETF

SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF

[REDACTED]

As of August 1, 2023